UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2011

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 348-2600
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 3, 2011, Intermec, Inc. (“we,” “our” or “the company”) issued a press release announcing our preliminary financial results for the fourth fiscal quarter and for the year ended December 31, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference (the “Press Release”).

The Press Release includes non-GAAP (adjusted) financial measures for
●	earnings (loss) before income taxes,
●	net earnings (loss), and
●	diluted earnings (loss) per share.

Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to non-GAAP Net Earnings attached to the Press Release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with accounting principles generally accepted in the United States.

We believe that excluding our facility impairment and restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

The foregoing information in this Item 2.02 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

In the Press Release, we announced our outlook for the first fiscal quarter of 2011 with respect to our anticipated range of revenues and our anticipated range of GAAP diluted earnings per share from continuing operations.

Forward-Looking Statements

Statements made in this filing and any related statements that express our or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about the consummation of our pending acquisition of Vocollect, Inc., future financial and operating results of the combined company and benefits of the pending acquisition. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.  Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include:  Our ability to leverage the Vocollect products to enable us to expand our position in the warehouse market; (b) our ability to successfully integrate and market the Vocollect products; and (c) both companies’ ability to obtain regulatory approvals in connection with the pending acquisition.  These risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

In addition to the specific risks identified in the preceding paragraph, acquisitions involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the acquisition and the integration of acquired products, technologies and employees into our business and product offerings. Achieving the anticipated benefits of the pending acquisition will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

The foregoing information in this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
99.1	Press release issued by Intermec, Inc. on February 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Intermec, Inc.
        (Registrant)

Date: February 3, 2011	By: /s/ Robert J. Driessnack Robert J. Driessnack Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Intermec, Inc. on February 3, 2011